EXHIBIT 11.1


                          FIRST AVIATION SERVICES INC.

                  STATEMENT RECOMPUTATION OF PER SHARE EARNINGS

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                                                             Eight-month
                                                            period ended          Year ended
                                                             January 31,          January 31,
                                                                1996                 1997
                                                            ------------         -----------
Shares used in calculation of net income per common share:
   Weighted average common shares outstanding                  3,556,665           3,556,665
   Shares related to SAB Nos. 55, 64 and 83                    1,972,139           1,659,492
                                                             -----------        ------------
Total                                                          5,528,804           5,216,157
                                                             ===========        ============


Income applicable to common shareholders                     $ 1,787,000        $  1,327,000
Extraordinary item                                                     -            (864,000)
                                                             -----------        ------------
Net income applicable to common shareholders                 $ 1,787,000        $    463,000
                                                             ===========        ============


Income applicable to common shareholders
   before extraordinary item                                 $      0.32        $       0.25
Extraordinary item                                                     -               (0.16)
                                                             -----------        ------------
Net income applicable to common shareholders                 $      0.32        $       0.09
                                                             ===========        ============


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